CONTACTS:
Investors: Ron Kurtz
713-267-3686
Media: John Campbell
707-764-2222


                      HEADWATERS FUNDS RELEASED FROM ESCROW



SCOTIA, California (November 19, 1999) -- The Pacific Lumber Company has announced that the money it received from the government for the Headwaters Forest has been released from escrow.

On March 1, 1999, when the Headwaters Agreement was signed, $285 million was placed into an escrow account, which now totals $292.9 million. More than half of that amount ($169 million) has been placed in a Scheduled Amortization Reserve Account to support future principal payments on the Timber Collateralized Notes of Scotia Pacific Company LLC, a wholly-owned subsidiary of Pacific Lumber.

The Company believes that the decision to release the money from escrow and establish a Scheduled Amortization Reserve Account is consistent with the goals of the Headwaters Agreement, one of which was to provide for enhanced predictability and security for The Pacific Lumber Company and its 1,300 employees.

(Note: An open letter to Scotia Pacific noteholders containing more detailed information about the Scheduled Amortization Reserve Account follows this announcement).


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